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                                                                    EXHIBIT 10.1

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Comerica Bank-California

August 12, 2002


Frank DiPietro
CFO
22 Linnell Circle
Billerica, MA 01821

Re:  Sipex Corporation

Dear Frank:

Reference is made to that certain Amended and Restated Revolving Credit Loan & Security Agreement between Sipex Corporation ("Borrower") and Comerica Bank-California ("Bank") dated as of March 22, 2001 ("Agreement"). All initially capitalized terms used but not defined in this letter shall have the meanings assigned to such terms in the Agreement.

Borrower has been notified that a certain Default of Events of Default has occurred and continues to exist is a result of a violation of the following provision of the Agreement.

        Section 7.17 (g) "Net income after taxes of ($1,400,000) for the quarter ended June 30, 2002."

Borrower has requested and, subject to the conditions set forth below, Bank hereby agrees to waive the above referenced violation for the period from March 31, 2002 through and including June 30, 2002.

As a condition to this waiver, Borrower agrees to execute and deliver to Bank a modification of the Agreement which provides for the following changes to the
Agreement: (1) a reduction in the line commitment from $15,000,000 to $10,000,000; (2) that all advances under the Agreement and any ACH transactions will be cash secured; and (3) to modify the financial covenants as described in my letter to Borrower dated August 12, 2002. The Bank will provide Borrower with a definitive modification agreement which Borrower agrees to execute and deliver to Bank within three business days of its receipt from the Bank.

This waiver is specifically limited to the violation and the period described above. This waiver does not constitute a waiver amendment, or forbearance of any other Default or Event of Default that may now exist or may occur after the period stated herein with respect to these violations or any other term condition or covenant continued in the Agreement. Except as specifically set forth herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect. Any modification to the Agreement must be in writing signed by both Borrower and Bank.


Sincerely,
Comerica Bank California


By: Matthew Wright
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    Matthew Wright

Acknowledged and Accepted by Sipex Corporation:


By: Frank B. DiPietro         Its: Vice President
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